New Century Portfolios

                          Weston Securities Corporation

                          Weston Financial Group, Inc.





                                 CODE OF ETHICS


                                       and


                          STATEMENT ON INSIDER TRADING






                         Effective as of October 1, 1998

                                 CODE OF ETHICS

             New Century Portfolios / Weston Securities Corporation


     Rule 17j-1 under the Investment Company Act of 1940 (the "Act") requires registered investment companies ("investment companies") and their investment advisers and principal underwriters to adopt written codes of ethics designed to prevent fraudulent trading by those persons covered under Rule 17j-1. Rule 17j-1 also makes it unlawful for certain persons, including any officer or director of an investment company, in connection with the purchase or sale by such person of a security held or to be acquired by an investment company to:


      1. employ any device, scheme or artifice to defraud the investment company;

      2. make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company; or

      4. engage in any manipulative practice with respect to the investment company.

     Rule 17j-1 also requires that each investment company and its affiliates use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of its code of ethics.

     In addition to Rule 17j-1 of the Act, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisors and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment advisor and/or broker-dealer. Section 204A of the Investment Advisors Act of 1940 (the "Advisors Act") states that an investment advisor must adopt and disseminate written policies with respect to ITSFEA, and an investment advisor must also vigilantly review, update, and enforce them.
Section 204A provides that every person subject to Section 204 of the Advisors Act shall be required to establish procedures to prevent insider trading.

     Attached to this Code of Ethics (the "Code"), as Exhibit A, is a Statement on Insider Trading. Any investment advisor who acts as such for any series of New Century Portfolios (the "Trust") and any broker-dealer who acts as the principal underwriter for any series of the Trust must comply with the policy and procedures outlined in the Statement on Insider Trading unless such investment advisor or principal underwriter has adopted a similar policy and procedures with respect to insider trading which are determined by the Trust's Board of Trustees to comply with ITSFEA's requirements.

     This Code is being adopted by the Trust (1) for implementation with respect to covered persons of the Trust; and (2) for implementation by any investment advisor to the Trust as that term is defined under the Act (each such investment advisor being deemed an "Investment Advisor" for purposes of this Code), and for any principal underwriter for the Trust, unless such investment advisor or principal underwriter has adopted a code of ethics and plan of implementation thereof which is determined by the Trust's Board of Trustees to comply with the requirements of Rule 17j-1 and to be sufficient to effectuate the purpose and objectives of Rule 17j-1.


                         STATEMENT OF GENERAL PRINCIPLES

     This Code is based on the principal that the officers, directors, and employees of the Trust and the officers, directors, and employees of the Trust's investment advisor(s) owe a fiduciary duty to the shareholders of the Trust and, therefore, the Trust's and investment advisor's personnel must place the shareholders' interests ahead of their own. The Trust's and investment advisor's personnel must also avoid any conduct which could create a potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with the Trust's portfolio transactions and that they do not take inappropriate advantage of their positions. All persons covered by this Code must adhere to these general principles as well as the Code's specific provisions, procedures, and restrictions.


                                   DEFINITIONS

    For purposes of this Code:

     "Access Person" means any director, officer, employee, or advisory person of the Trust, or those persons who have an active part in the management, portfolio selection, or underwriting functions of the Trust, or who, in the course of their normal duties, obtain prior information about the Trust's purchases or sales of securities (i.e. traders and analysts).

     "Advisory Person" With respect to an Investment Advisor, an Advisory Person means any director, officer, general partner, or employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any natural person in a control relationship to the Trust who obtains current information concerning recommendations made with regard to the purchase or sale of a security by the Trust.


     "Investment Personnel" shall mean any securities analyst, portfolio manager, or a member of an investment committee who is directly involved in the decision making process as to whether or not to purchase or sell a portfolio security and those persons who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions.


     "Trust Personnel" shall mean an Access Person, Advisory Person, and/or Investment Personnel.


     "Portfolio Manager" shall mean an employee of an Investment Advisor entrusted with the direct responsibility and authority to make investment decisions affecting the Trust.


     "Beneficial Ownership" shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This would include:

     (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

     (ii) securities held in the name of a member of his or her immediate family sharing the same household;

     (iii) securities held by a trustee, executor, administrator, custodian or broker;

     (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

     (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

     (vi) securities recently purchased by a person and awaiting transfer into his or her name.


     "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States or by Federal agencies which are direct obligations of the United States, bankers' acceptances, bank certificates of deposits, and commercial paper. A future or an option on a future will be deemed to be a security subject to this Code.


     "Purchase or Sale of a Security" includes the writing of an option to purchase or sell a security.


     A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by an Investment Advisor and such determination has been communicated to the Trust. With respect to the Investment Advisor making the recommendation, a security is being considered for purchase or sale when an officer, director or employee of such Investment Advisor seriously considers making such a recommendation.

     Solely for purposes of this Code, any agent of the Trust charged with arranging the execution of a transaction shall be subject to the reporting requirements of this Code as to any such security as and from the time the security is identified to such agent as though such agent was an Investment Advisor hereunder.

     NOTE: An officer or employee of the Trust or an Investment Advisor whose duties do not include the advisory functions described above, who does not have access to the advisory information contemplated above, and whose assigned place of employment is at a location where no investment advisory services are performed for the Trust, is not an "Advisory Person" or an "Access Person" unless actual advance knowledge of a covered transaction is furnished to such person.


                             PROHIBITED TRANSACTIONS

     Trust Personnel shall not engage in any act, practice or course of conduct which would violate the provisions of Rule 17j-1 set forth above. No Access Person or Advisory Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his/her actual knowledge, at the time of such purchase or sale (i) is being considered for purchase or sale by the Trust; or (ii) is being purchased or sold by the Trust; except that the prohibitions of this section shall not apply to:

      (1)  purchases  or sales  affected  in any  account  over which the Access
           Person or Advisory Person has no direct or indirect influence or control;

      (2) purchases or sales which are non-volitional on the part of either the Access Person, the Advisory Person, or the Trust;

      (3) purchases which are part of an automatic dividend reinvestment or other plan established by Trust Personnel prior to the time the security involved came within the purview of this Code; and

      (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.


                 PROHIBITED TRANSACTIONS BY INVESTMENT PERSONNEL

     No Investment  Personnel  shall:

     (a)   acquire any  securities in an initial public offering;  or

     (b) acquire securities in a private placement without prior written approval of the Registered Principal designated by the Board of Trustees.

     In considering a request to invest in a private placement, the Registered Principal will take into account, among other factors, whether the investment opportunity should be reserved for the Trust, and whether the opportunity is being offered to Investment Personnel by virtue of their/his/her position with the Trust. Should Investment Personnel be authorized to acquire securities through a private placement, they/he/she shall, in addition to reporting the transaction on the quarterly report to the Trust, disclose the interest in that investment to other Investment Personnel participating in that investment decision if and when they/he/she plays a part in the Trust's subsequent consideration of an investment in that issuer. In such a case, the Trust's decision to purchase securities of that issuer will be subject to an independent review by Investment Personnel who have no personal interest in the issuer.


                                BLACKOUT PERIODS

     No Access Person or Advisory Person shall execute a securities transaction on a day during which the Trust has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, a Portfolio Manager is expressly prohibited from purchasing or selling a security within seven (7) calendar days before or after the Trust that he/she manages trades in that security.

     Should Trust Personnel trade within the proscribed period, such trade should be canceled if possible. If it is not possible to cancel the trade, all profits from the trade must be disgorged and the profits will be paid to a charity selected by the Trust Personnel and approved by the officers of the Trust.

     The prohibitions of this section shall not apply to:

      (1)  purchases  or sales  affected  in any  account  over which the Access
           Person or Advisory Person has no direct or indirect influence or control if the person making the investment decision with respect to such account has no actual knowledge about the Trust's pending "buy" or "sell" order;

      (2) purchases or sales which are non-volitional on the part of either the Access Person, the Advisory Person, or the Trust;

      (3) purchases which are part of an automatic dividend reinvestment or other plan established by Trust Personnel prior to the time the security involved came within the purview of this Code; and

      (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.


                               SHORT-TERM TRADING

     No Investment Personnel shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities which are owned by the Trust or which are of a type suitable for purchase by the Trust, within sixty
(60) calendar days. Any profits realized on such short-term trades must be disgorged and the profits will be paid to a charity selected by the Investment Personnel and approved by the officers of the Trust. The Registered Principal designated by the Board of Trustees may permit in writing exemptions to the prohibition of this section, on a case-by-case basis, when no abuse is involved and the equities of the circumstances support an exemption.


                                      GIFTS

     No Investment Personnel shall accept a gift or other thing of more than de minimis value ("gift") from any person or entity that does business with or on behalf of the Trust if such gift is in relation to the business of the employer of the recipient of the gift. In addition, any Investment Personnel who receive an unsolicited gift or a gift with an unclear status under this section shall promptly notify the Registered Principal and accept the gift only upon written approval of the Registered Principal.


                              SERVICE AS A TRUSTEE

     No Investment Personnel shall serve as a director of a publicly traded company absent prior written authorization from the Board of Trustees based upon a determination that such board service would not be inconsistent with the interests of the Trust and its shareholders.


                              COMPLIANCE PROCEDURES

1. All Trust Personnel shall preclear their personal securities transactions prior to executing an order. A written request must be submitted to the Trust's Registered Principal, and the Registered Principal must give his/her written authorization prior to Trust Personnel placing a purchase or sell order with a broker. Should the Registered Principal deny the request, he/she will give a reason for the denial. An approved request will remain valid for two (2) business days from the date of the approval.

2. Trust Personnel shall instruct their broker(s) to supply the Registered Principal, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

3. Trust Personnel, other than trustees or officers required to report their securities transactions to a registered investment advisor pursuant to Rule 204-2(a)(12) or (13) under the Investment Advisors Act, shall submit reports showing all transactions in securities as defined herein in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

4. Each trustee, who is not an interested person of the Trust as defined in the Act, shall submit reports as required under subparagraph 3 above, but only for transactions in reportable securities where at the time of the transaction the trustee knew, or in the ordinary course of fulfilling his/her official duties as a trustee should have known, that during the seven (7) day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase or sale by the Trust.

5. Every report required to be made under subparagraphs 3 and 4 above shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report shall contain the following information concerning any transaction required to be reported therein:

     (a)  the date of the transaction;

     (b)  the title and number of shares;

     (c)  the principal amount involved;

     (d) the nature of the transaction (i.e. purchase, sale, or other type of acquisition or disposition);

     (e)  the price at which the  transaction  was effected;  and

     (f) the name of the broker, dealer or bank with or through whom the transaction was effected.

6. The Registered Principal shall identify all Trust Personnel who have a duty to make the reports required hereunder and shall inform each such person of such duty, and shall receive all reports required hereunder.

7. The Registered Principal shall promptly report to the Trust's Board of Trustees (a) any apparent violation of the prohibitions contained in this Code and (b) any reported transactions in a security which was purchased or sold by the Trust within seven (7) days before or after the date of the reported transaction.

8. The Trust's Board of Trustees, or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

9. This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by Trust Personnel, each memorandum made by the Registered Principal hereunder, and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust as required under Rule 17j-1.

10. Upon the commencement of employment of a person who would be deemed to be fall within the definition of "Trust Personnel", that person must disclose all personal securities holdings to the Registered Principal.

11. All Trust Personnel must report, on an annual basis, all personal securities holdings.

12. At least annually, all Trust Personnel will be required to certify that they (a) have read and understand the Code; (b) recognize that they are subject to the requirements outlined therein; (c) have complied with the requirements of the Code; (d) have disclosed and reported all personal securities transactions required to be disclosed; and (e) have disclosed all personal securities holdings.

13. The Registered Principal shall prepare an annual report to the Trust's Board of Trustees. Such report shall (a) include a copy of the Trust's Code; (b) summarize existing procedures concerning personal investing and any changes in the Code's policies or procedures during the past year; (c) identify any violations of the Code; and (d) identify any recommended changes in existing restrictions, policies or procedures based upon the Trust's experience under the Code, any evolving industry practices, or developments in applicable laws or regulations.

                                                                       EXHIBIT A


                          STATEMENT ON INSIDER TRADING

     The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisors and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment advisor and/or broker-dealer, or any person associated with the investment advisor and/or broker dealer.

     Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") states that an investment advisor must adopt and disseminate written policies with respect to ITSFEA, and an investment advisor must also vigilantly review, update, and enforce them. Section 204A provides that every person subject to
Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

     Each investment advisor who acts as such for any series of New Century Portfolios. (the "Trust") and each broker-dealer which acts as principal underwriter to any series of the Trust has adopted the following policy, procedures, and supervisory procedures in addition to the Trust's Code of Ethics. Throughout this document the investment advisor(s) and principal underwriter(s) shall collectively be called the "Providers".


                               SECTION I - POLICY

     The purpose of this Section 1 is to familiarize the officers, trustees, and employees of the Providers with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.


Policy Statement:

     No person to whom this Statement on Insider Trading applies, including officers, trustees, and employees, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by a Provider) while in possession of material, non-public information; nor may any officer, director, or employee of a Provider communicate material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director, and employee of a Provider and extends to activities within and outside their duties as a Provider. It covers not only personal transactions of covered persons, but indirect trading by family, friends and others, or the non-public distribution of inside information from you to others. Every officer, trustee, and employee must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to the Registered Principal.


     The term "insider trading" is not defined in the Federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or the communications of material non-public information to others who may then seek to benefit from such information.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      (a) trading by an insider, while in possession of material non-public information, or

      (b) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

      (c) communicating material non-public information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below.


1. Who is an Insider? The concept of "insider" is broad. It includes officers, trustees, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment advisor may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.


2. What is Material Information? Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, trustees, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.


3. What is Non-public Information? Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public. (Depending on the nature of the information, and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)


4. Reason for Liability. (a) Fiduciary duty theory - in 1980 the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents.
     That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading.
     (b) Misappropriation theory - another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.


5. Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

      *    civil injunctions

      *    treble damages

      *    disgorgement of profits

      *    jail sentences

      * fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

      * fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

     In addition, any violation of this policy statement can be expected to result in serious sanctions by a Provider, including dismissal of the persons involved.


                             SECTION II - PROCEDURES

     The following procedures have been established to aid the officers, trustees, and employees of a Provider in avoiding insider trading, and to aid in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of a Provider must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures you should consult the Registered Principal.


1. Identifying Inside Information. Before trading for yourself or others, including investment companies or private accounts managed by a Provider, in the securities of a company about which you may have potential inside information, ask yourself the following questions:


       i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

      ii. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

     If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:


      (a)  Report  the  matter   immediately   to  the   Registered  Principal.

      (b) Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

      (c) Do not communicate the information to anybody, other than to the compliance official.

      (d) After the compliance official has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2.  Personal  Security  Trading.  All  officers,  directors,  and employees of a
Provider (other than officers, directors and employees who are required to report their securities transactions to a registered investment company in accordance with a Code of Ethics) shall submit to the Registered Principal, on a quarterly basis, a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, director, or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, or at such lesser intervals as may be required from time to time. The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. All officers, directors and employees must also instruct their broker(s) to supply the Registered Principal, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.


3. Restricting Access to Material Non-public Information. Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.


4. Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Registered Principal before trading or communicating the information to anyone.

                            SECTION III - SUPERVISION

     The role of the Registered Principal is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications, (1) the prevention of insider trading, and (2) the detection of insider trading.


1.    Prevention of Insider Trading:
      To prevent insider trading the compliance official should:

      (a) answer promptly any questions regarding the Statement on Insider Trading;

      (b) resolve issues of whether information received by an officer, trustee, or employee is material and non-public;

      (c) review and ensure that officers, trustees, and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and

      (d) when it has been determined that an officer, trustee, or employee has material non-public information,

          (i) implement measures to prevent dissemination of such information, and

          (ii) if necessary, restrict officers, trustees, and employees from trading the securities.

2.    Detection of Insider Trading:
      To detect insider trading, the Registered Principal should:

      (a) review the trading activity reports filed by each officer, trustee, and employee, to ensure no trading took place in securities in which the Provider has material non-public information;

      (b) review the trading activity of the mutual funds managed by the investment advisor and the mutual funds which the broker dealer acts as principal underwriter;

      (c) coordinate, if necessary, the review of such reports with other appropriate officers, trustees, or employees of a Provider and New Century Portfolios.

3.   Special Reports to Management:
     Promptly, upon learning of a potential violation of the Statement on Insider Trading, the Registered Principal must prepare a written report to management of the Provider, and provide a copy of such report to the Board of Trustees of New Century Portfolios, providing full details and recommendations for further action.


4. Annual Reports: On an annual basis, the Registered Principal of each Provider will prepare a written report to the management of the Provider, and provide a copy of such report to the Board of Trustees of New Century Portfolios, setting forth the following:


      (a) a summary of the existing procedures to detect and prevent insider trading;

      (b) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

      (c) an evaluation of the current procedures and any recommendations for improvement.

                                                                       Exhibit B

                             New Century Portfolios

                                 CODE OF ETHICS

                                 INITIAL REPORT


To the Registered Principal of New Century Portfolios.:

      1. I hereby acknowledged receipt of a copy of the Code of Ethics for New Century Portfolios.

      2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Trust Personnel."

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust.

      4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

                                                        Type of Interest
      Name of Security         Number of Shares         (Direct or Indirect)








     Date:                                             Signature:
                                                       Print Name:

                                                                       Exhibit C


                             New Century Portfolios

                                 CODE OF ETHICS

                                  ANNUAL REPORT


To the Registered Principal of New Century Portfolios.:

      1. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Trust Personnel."

      2. I hereby certify that, during the year ended December 31, 19__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust.

      4. As of December 31, 19__, I had a direct or indirect beneficial ownership in the following securities:


                                                        Type of Interest
      Name of Security         Number of Shares         (Direct or Indirect)








     Date:                                             Signature:
                                                       Print Name:

                                                                       Exhibit D

                             New Century Portfolios

                         Securities Transactions Report

                    For the Calendar Quarter Ended: _________


To the Registered Principal of New Century Portfolios:

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by New Century Portfolios.


------------------------------------------------------------------------------

 SECURITY    DATE OF   No. of    DOLLAR     NATURE OF    PRICE  BROKER/DEALER
           TRANSACTION SHARES   AMOUNT OF  TRANSACTION             OR BANK
                               TRANSACTION  (Purchase,             THROUGH
                                              Sale,             WHOM EFFECTED
                                              Other)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust.


          Date:                            Signature:
                                           Print Name: